

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                             TRISTAR AEROSPACE CO.
                                       AT
                              $9.50 NET PER SHARE
                                       BY
                         ALLIEDSIGNAL ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                               ALLIEDSIGNAL INC.

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON MONDAY, DECEMBER 6, 1999, UNLESS EXTENDED.
--------------------------------------------------------------------------------

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Common Stock, $0.01 par value per share (the 'Shares') of TriStar Aerospace
Co., a Delaware corporation (the 'Company'), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the
'Depositary') prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

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
            BY MAIL:                   FACSIMILE COPY NUMBER         BY HAND OR OVERNIGHT COURIER:
  Tender & Exchange Department    (For Eligible Institutions Only)    Tender & Exchange Department
         P.O. Box 11248                    (212) 815-6213                  101 Barclay Street
     Church Street Station                                             Receive and Deliver Window
 New York, New York 10286-1248                                          New York, New York 10286
                                     FOR CONFIRMATION TELEPHONE
                                           (212) 815-6173

                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.



Ladies and Gentlemen:

     The undersigned hereby tenders to AlliedSignal Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AlliedSignal Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 5, 1999 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which together constitute the 'Offer'), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
Number of Shares: ________________________________     Date: ____________________________________________

Certificate Numbers (if available): ______________     Name(s) of Record Holder(s): _____________________

__________________________________________________     __________________________________________________

__________________________________________________     __________________________________________________
                                                                    (PLEASE TYPE OR PRINT)
If Share(s) will be tendered by book entry
transfer:

Names of Tendering Institutions:                       Address(es): _____________________________________

__________________________________________________     __________________________________________________

__________________________________________________     __________________________________________________
                                                                                              (ZIP CODE)

Account No.: __________________________________ at     Area Code and Tel. No(s).: _______________________

[ ] The Depository Trust Company                       Signature(s): ____________________________________

                                                       __________________________________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within three NYSE trading days after the date hereof.

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
Name of Firm: ___________________________________      __________________________________________________
                                                                      (AUTHORIZED SIGNATURE)
Address: ________________________________________      Name: ____________________________________________
                                                                      (PLEASE TYPE OR PRINT)
_________________________________________________      Title: ___________________________________________

_________________________________________________      Date: ____________________________________________
                                     (ZIP CODE)

Area Code and Tel. No.: _________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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